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                                                                    EXHIBIT 10.7


                                 LEASE AGREEMENT


         This LEASE AGREEMENT ("Lease") is made and entered into effective the 29th day of March, 1999, by and between GREENWOOD ICC REALTY, LLC, an Indiana limited liability company (hereinafter referred to as "Lessor"), with its principal place of business at 1155 W. Third Street, Bloomington, Indiana, and FIRST STATE BANK, an Indiana corporation (hereinafter referred to as "Lessee"), with its principal place of business at 180 W. Washington, Morgantown, Indiana.

         In consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, Lessor does hereby demise and lease to Lessee, and Lessee does hereby lease from the Lessor, the premises known as 1266 North Madison Avenue, Greenwood, Indiana, related common areas, the parking spaces designated for Lessee's use, and certain trade fixtures and leasehold improvements listed on Exhibit A attached hereto and made a part hereof, all of which are hereinafter called the "Leased Premises." The Leased Premises are a portion of a commercial building located on the real estate described on Exhibit B attached hereto. The floor plan of the Leased Premises is attached hereto and made a part hereof as Exhibit "C."

                         ARTICLE 1. TERM AND POSSESSION

         Section 1.01. Term of Lease. The term of this lease shall be for a period of three (3) years, beginning April 1, 1999, or on the date Lessee takes possession of the Leased Premises, whichever is earlier, and ending March 31, 2002. Lessee shall be permitted to take possession prior to April 1, 1999 for the purpose of making leasehold improvements. Lessee may renew this lease for an additional three (3) year term (April 1, 2002 through March 31, 2005) upon the same terms and conditions contained herein, except for the rent, which shall increase in accordance with Article 2 of this Lease. In the event Lessee desires to renew, Lessee shall give Lessor notice of its intention to renew no later than December 31, 2001. The term "Lease Term" as used herein shall mean the original term and any renewal term.

         Section 1.02. Lease Year Defined. The term "Lease Year", as used herein, shall mean a period of twelve (12) consecutive full calendar months during the Lease Term commencing on a yearly anniversary date of the first Lease Year, the first Lease Year commencing on the first day of the calendar month in which the commencement of the term occurs.

                                 ARTICLE 2. RENT

         Section 2.01. Rent. Lessee agrees to pay to Lessor without any prior demand therefor and without any deduction or setoff whatsoever, and as an annual rent for the period commencing April 1, 1999, through March 31, 2000, the sum of Thirty Thousand One Hundred Dollars ($30,100.00) per annum, payable at the rate of Two Thousand Five Hundred eight and 33/100 Dollars ($2,508.33) per month, in advance on the first day of each calendar month of each Lease Year. The first payment shall be paid in advance, upon execution of this Lease. For the period commencing April 1, 2000 through March 31, 2002, Lessee shall pay annual rent of



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Thirty-two Thousand Two Hundred Fifty Dollars ($32,250.00) and monthly rent of
Two Thousand Six Hundred Eighty-seven and 50/100 Dollars ($2,687.50). During the renewal term, Lessee shall pay annual rent of Thirty-four Thousand Four Hundred Dollars ($34,400.00) and monthly rent of Two Thousand Eight Hundred Sixty-six and 66/100 Dollars ($2,866.66). Lessee shall pay a late charge of five percent (5%) on each installment of rent which is more than five (5) days past due.

                       ARTICLE 3. REIMBURSEMENTS TO LESSOR

         Section 3.01. Monthly Reimbursement of Expenses to Lessor. In addition to the rental set out in Article 2, Lessee agrees for the original Term of this Lease, and any Renewal Term to reimburse Lessor monthly along with rent payments when due, 42% (hereinafter "Lessee's Percentage") of all common area expenses, as provided below, without relief from valuation and appraisement laws.

                  (a) Insurance and Real Estate Tax Expenses. The Lessee's Percentage of insurance and real estate tax expenses to be reimbursed are those payable by Lessor during the then current year with respect to the Leased Premises. The term "Real Estate Tax", will include all ad valorem real property tax, and current installments of assessments levied upon or with respect to the Leased Premises.

                  (b) Common Area Maintenance and Trash and Snow Removal Expenses. In addition to general maintenance expenses for the Leased Premises, common areas, and adjoining sidewalks and alleys, (cleaning, repairs, etc.), Lessee will reimburse Lessor for trash and snow removal expenses paid for in the previous month. The reimbursement to Lessor for Lessee's Percentage of common area maintenance expenses is due and payable in twelve (12) equal monthly installments.

                  (c) Monthly Statements. Lessor will deliver to Lessee, in the monthly rent statement, a statement of reimbursements due to Lessor for expenses under
                           Section 3.1, in reasonable detail. Lessor's statement shall be conclusive subject to: correction of mathematical errors; adjustment upon resolution of any pending appeals relating to real estate tax; and to the examination of Lessor's records under section 3.1(d) below.

                  (d) Examination of Lessor's Records. In the event Lessee does not agree with Lessor's statement of reimbursement due, Lessee shall have the right to cause an examination by Lessee or representative of Lessee and representative of Lessor of Lessor's records concerning the amounts to be reimbursed. Before examination of Lessor's records by Lessee, written notice of the nature and extent of disagreement must be given to Lessor



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                           not later than thirty (30) days following receipt of
                           such statement by Lessee. In the event no such notice is received by Lessor within thirty (30) days following the receipt of a statement for reimbursement by Lessee, such statement shall be conclusively deemed to have been approved and accepted by Lessee. Pending resolution of any dispute with respect to statements for reimbursement, Lessee shall pay the sum shown as due on such statements, and, if it shall be finally determined that any portion of such sums were not properly due, Lessor shall immediately refund that appropriate sum to Lessee.

                  (e) Pro-rata Payments. In the event that Lessee's occupancy commences on a day other than the first day of the calendar month, Lessee shall pay a pro rata share of the monthly reimbursement of expenses to Lessor. Lessee's obligations hereunder shall survive the termination of this Lease.

                   ARTICLE 4. MAINTENANCE, WASTE AND NUISANCE

         Section 4.01. Maintenance. The Leased Premises are part of a commercial building. Lessor shall be responsible for maintenance and repairs necessary to maintain the heating system and air-conditioning equipment, the roof, foundation, the exterior of the Premises, and the parking areas, including snow and ice removal. Lessee shall be responsible for maintenance and repairs necessary to maintain the interior of the building and any maintenance, repair or replacement not performed by Lessor. All such maintenance expenses shall be reimbursed, pro rata, by Lessee in the manner set forth in Article 3 above.

         Section 4.02. Waste and Nuisance. Lessee shall through the lease term maintain the buildings, and other improvements constituting the leased premises and keep them free from waste or nuisance, and shall deliver up the premises in a clean and sanitary condition at the termination of this lease in good repair and condition, reasonable wear and tear and damage by fire, tornado, or other casualty excepted. In the event Lessee should neglect reasonably to maintain the leased premises, Lessor shall have the right, but not the obligation to cause repairs or corrections to be made, and any reasonable costs therefor shall be payable by Lessee to Lessor as additional rental on the next installment date.

                   ARTICLE 5. OBLIGATION OF LESSOR AND LESSEE

         Section 5.01. Taxes and Assessments. Lessor shall pay and fully discharge all taxes, special assessments, and governmental charges of every character imposed during the term of this lease on or with respect to the leased premises or any part thereof, and all improvements erected thereon. Lessee shall pay and fully discharge all taxes, special assessments and governmental charges imposed with respect to Lessee's personal property stored or located on the Leased Premises.



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         Section 5.02. Alterations, Additions, and Improvements. Lessee accepts the Leased Premises "as is," in their current condition. Lessee shall not create any openings in the roof or exterior walls, nor make any alterations, additions, or improvements to the leased premises without the prior written consent of Lessor. Consent for nonstructural alterations, additions, or improvements shall not unreasonably be withheld by Lessor. Lessee shall have the right at all times to erect or install shelves, bins, machinery, and trade fixtures, provided that Lessee complies with all applicable laws, ordinances, and governmental regulations. Lessee shall have the right to remove at the termination of this lease such items so installed, provided that Lessee is not in default; however, Lessee shall, prior to the termination of this lease, repair any damage caused by such removal. Lessee acknowledges that the items listed on EXHIBIT "A" attached hereto and made a part hereof are the property of Lessor and shall remain with the Leased Premises upon termination of this Lease.

         Section 5.03. Signs. Lessee shall have the right to use the top panel of the existing exterior sign. Lessee may install an additional rooftop sign with the prior written consent of Lessor. Lessee shall remove all signs at the termination of this lease, and shall repair any damage and close any holes caused by such removal.

         Section 5.04. Utility Charges. Lessee shall pay all utility charges for water, telephone, electricity, heat, gas, and power used in and about the leased premises, all such charges to be paid by Lessee to the utility company or municipality furnishing the same, before the same shall become delinquent.

                       ARTICLE 6. INDEMNITY AND INSURANCE

         Section 6.01. Indemnification. Lessee agrees to indemnify and hold Lessor and the property of Lessor, including the leased premises, free and harmless from any and all claims, liability, loss, damage, or expenses resulting from Lessee's occupation and use of said premises, specifically including, without limitation, any claim, liability, loss, or damage arising by reason of the following:

                  (a) The death or injury of any person or persons, including Lessee or any person who is an employee or agent of Lessee, or by reason of the damage to or destruction of any property, including property owned by lessee or any person who is an employee or agent of Lessee, and caused or allegedly cause by either the condition of said premises, or some act or omission of Lessee or of some agent, contractor, employee, servant, sublessee, or concessionaire of Lessee on said premises.

                  (b) Any work performed on said premises or materials furnished to said premises at the instance or request of Lessee or any agent or employee of Lessee; and



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                  (c)      Lessee's failure to perform any provision of this
                           lease to comply with any requirement of law or any requirement imposed on Lessor or the leased premises by any duly authorized governmental agency or political subdivision.

         Section 6.02. Liability Insurance. Lessee shall, at its own cost and expense, secure and maintain during the entire term of this lease and any renewals or extensions of such term a broad form comprehensive coverage policy of public liability insurance with limits of $1,000,000.00 combined bodily injury and property damage insuring Lessor against loss or liability caused by or connected with Lessee's occupation and use of said premises under this lease.

         Section 6.03. Contents Insurance. In order that the business of Lessee may continue with as little interruption as possible, Lessee shall, during the full term of this lease and any renewals or extension thereof, maintain at Lessee's own cost and expense an insurance policy issued by a reputable company authorized to conduct insurance business in the State of Indiana insuring for their full insurable value all fixtures, equipment and leasehold improvements and, to the extent possible, all merchandise that is, at any time during the term of this lease or any renewal or extension thereof, in or on said premises against damage or destruction by fire, theft, or the elements.

         Section 6.04. Building Insurance. Lessor shall obtain and carry fire and extended coverage insurance for loss or damage to the building and improvements in an amount not less than one hundred percent (100%) of the full replacement value at the time of loss, as such value may be determined by the insurer periodically.

         Section 6.05. Mutual Waiver of Subrogation. Lessor and Lessee hereby expressly waive any and all claims and rights of subrogation against each other for loss or damage due to fire or the perils, risks or hazards ordinarily insured against in the State of Indiana standard form of Fire Insurance Policy with Extended Coverage Endorsement and which are, in fact, covered by such insurance, regardless of the cause of such loss or damage, including without limitation, loss or damage resulting from the negligence of the respective parties, their agents, servants, employees, or invitees.

         Section 6.06. Acceptable Company. The policy or policies of insurance shall be placed in such company or companies as may be acceptable to Lessor and any mortgagee of Lessor, who agree not to arbitrarily object to such insurance being placed with any reputable company.

         Section 6.07. Obligation to Maintain Coverage. If Lessee shall refuse or fail to procure, apply for, pay for, or keep in force the policies of insurance above set forth, or to deliver the policies or certificates showing the existence of the insurance hereinabove set forth, Lessor may, at its election, procure, pay for, keep in force and/or from time to time renew such insurance, and the amounts expended therefor shall be so much additional rent due from Lessee the next



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monthly installment of rent accruing hereunder. Nothing contained in this
Section shall impose any obligation upon the Lessor to obtain or maintain insurance on the Leased Premises.

                        ARTICLE 7. DEFAULTS AND REMEDIES

         Section 7.01. Default by Lessee. Should Lessee default in the performance of any of the covenants or conditions contained in this lease, or abandon the leased premises, Lessee shall have breached the lease and Lessor may, in addition to the remedies specified in subparagraph (b) of Section 7.03 of this lease, reenter and regain possession of said premises in the manner provided by the laws of the State of Indiana then in effect.

         Section 7.02. Insolvency of Lessee. The insolvency of Lessee, as evidenced by a receiver being appointed to take possession of all or substantially all of the property of Lessee, or the making of a general assignment for the benefit of creditors by Lessee, shall terminate this lease and entitle Lessor to reenter and regain possession of said premises.

         Section 7.03. Remedies of Lessor. Should Lessee breach this lease or abandon the leased premises prior to the stated expiration of the term of this lease, Lessor may elect to:

                  (a) Continue this lease in effect by not terminating Lessee's right to possession of said premises, in which event Lessor shall be entitled to enforce all its rights and remedies under this lease, including the right to recover the rent specified in this lease as it becomes due under this lease; or

                  (b)      Terminate this lease and recover from Lessee:

                           (1) All unpaid rent accrued to the time of termination of the lease;

                           (2) The amount at the time of such recover, which the unpaid rent would have earned between termination of the lease and the time of such recovery;

                           (3) The amount at the time of such recovery, by which the unpaid rent for the balance of the term of this lease after the time of such recovery exceeds and the amount of rental loss that Lessee proves could be reasonably avoided; and

                           (4) Any other amount necessary to compensate Lessor for all losses or expenses proximately caused by Lessee's failure to perform his obligations under this lease and/or which are due to Lessor's having to re-let the Leased Premises, including attorney's fees and court costs.



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         Section 7.04. Cumulative Remedies. The remedies given to Lessor in this article shall not be exclusive but shall be cumulative in addition to all remedies now or hereafter allowed by law or elsewhere provided in this lease.

         Section 7.05. Waiver of Breach. The waiver by Lessor of any breach by Lessee of any of the provisions of this lease shall not constitute a continuing waiver or a waiver of any subsequent breach by Lessee either or the same or another provision of this lease.

                         ARTICLE 8. INSPECTION BY LESSOR

         Section 8.01. Lessee shall permit Lessor and its agents to enter into and upon the leased premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining or making repairs or alterations to the building.

                       ARTICLE 9. ASSIGNMENT AND SUBLEASE

         Section 9.01. Assignment and Subletting by Lessee. Lessee shall neither assign this lease, nor any interest therein, nor sublet the Leased Premises, or any part thereof, or any right or privilege pertinent thereto, without the prior written consent of Lessor. Any approved assignment or subletting shall provide that each assignee assumes in writing all of Lessee's obligations under this lease, and Lessee shall remain liable for each and every obligation under this lease.

         Section 9.02. Assignment by Lessor. Lessor is expressly given the right to assign any or all of its interest under the terms of this lease.

                             ARTICLE 10. DESTRUCTION

         Section 10.01. Partial Destruction. Should said premises or the building on said premises be partially destroyed by any cause not the fault of Lessee or any person in or about said premises with the consent, express or implied, of lessee, this lease shall continue in full force and effect and Lessor, at Lessor's own cost and expense, shall promptly commence the work of repairing and restoring said premises to their prior condition providing such work can be accomplished under all applicable government laws and regulations within ninety (90) working days at a cost not exceeding forty-five percent (45%) of the total replacement cost of said premises.

         Section 10.02. Should said premises or the building on said premises be so far destroyed by any cause not the fault of Lessee or any person in or about said premises with the consent, express or implied, of Lessee that they cannot be repaired or restored to their former condition within ninety (90) working days or at a cost not exceeding forty-five percent (45%) of the total replacement cost of said premises, Lessor may at Lessor's option either:



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                  (a)      Continue this lease in full force and effect by
                           repairing and restoring, at Lessor's own cost and expense, said premises to their former condition; or

                  (b) Terminate this lease by giving Lessee written notice of such termination.

         Section 10.03. Insurance Proceeds. Any insurance proceeds received by Lessor because of the total or partial destruction of said premises or the building on said premises shall be the sole property of Lessor, free form any claims of Lessee, and may be used by Lessor for whatever purpose Lessor may desire.

         Section 10.04. Abatement of Rent. Should Lessor elect under Section
10.02 to be required under Section 10.01 to repair and restore said premises to their former condition following total or partial destruction of said premises or the building on said premises:

                  (a) Lessee shall not be entitled to any damages for any loss or inconvenience sustained by Lessee by reason of the making of such repairs and restoration;

                  (b) Lessor shall have full right to enter said premises and take possession of so much of said premises, including the whole of said premises, as may be reasonably necessary to enable Lessor promptly and efficiently to carry out the work of repair and restoration; and

                  (c)      The rent payable by Lessee to Lessor pursuant to
                           Section 2.02 shall be abated prorate in the same proportion that the square footage of the untenable portion of the building comprising the leased premises bears to the total square footage of the building comprising the leased premises, to the extent and for the time Lessee is prevented from using the untenable portion of said premises.

                            ARTICLE 11. CONDEMNATION

         Section 11.01. Total Condemnation. Should, during the term of this lease or any renewal or extension thereof, title and possession of all said premises be taken under the power of eminent domain by any public or quasi-public agency or entity, this lease shall terminate as of 12:01 a.m. of the date of actual physical possession of said premises is taken by the agency or entity exercising the power of eminent domain and both Lessor and Lessee shall thereafter be released from all obligations, except those specified in
Section 11.04 under this lease.

         Section 11.02. Termination Option for Partial Condemnation. Should, during the term of this lease or any renewal or extension thereof, title and possession of only a portion of said premises be taken under the power of eminent domain by any public or quasi-public agency or entity, Lessee may, at Lessee's option, terminate this lease if more than forty-five percent (45%) of the floor space



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or more than fifty-five percent (55%) of the value of said premises is taken under the power of eminent domain. Lessee shall exercise his option by giving written notice to Lessor within 30 days after actual physical possession of the portion subject to the eminent domain power is taken by the agency or entity exercising that power. This lease shall terminate as of 12:00 a.m. of the date the notice is deemed given to Lessor but the rent specified in Section 2.01 shall be reduced in the manner specified in Section 11.03 from the date of taking to the date of termination of the lease.

         Section 11.03. Partial Condemnation Without Termination. Should Lessee fail to exercise the option described in Section 11.02 or should the portion of said premises taken under the power of eminent domain be insufficient to give rise to the option described in Section 10.02, then, in that event:

                  (a) This lease shall terminate as to the portion of said premises taken by eminent domain as of 12:01 a.m. of the date, herein called the "date of taking", actual physical possession of that portion of said premises is taken by the agency or entity exercising the power of eminent domain;

                  (b) The rent specified in Section 2.01 shall, after the date of taking, be reduced by an amount that bears the same ration to the rent specified in Section 2.01 that the square footage floor space of the portion of said premises taken under the power of eminent domain bears to the total square footage floor space of said premises as of the date of this lease; and

                  (c) Lessor, at Lessor's own cost and expense, shall remodel and reconstruct the building remaining on the portion of said premises not taken by eminent domain into a single efficient architectural unit as soon after the date or taking, or before, as can be reasonably done; provided, however, that the rent specified in this lease shall be abated or reduced, except as provided in subparagraph (b) of this section, during such remodeling and reconstruction.

          Section 11.04. Condemnation Award. Should, during the term of this lease or any renewal or extension thereof, title and possession of all or any portion of said premises be taken under the power of eminent domain by any public or quasi-public agency or entity, the portion of the compensation or damages for the taking awarded to each of the parties to this lease shall belong to and be the sole property of the party to whom it is awarded. Lessee shall be entitled to that portion of the compensation or damages awarded for the eminent domain taking that represents: (1) the reasonable value of Lessee's rights under this lease for the unexpired term of this lease and (2) the cost or loss sustained by Lessee because of the removal of Lessee's merchandise, trade fixtures, equipment, and furnishings from the portion of said premises taken by eminent domain.



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                            ARTICLE 12. MISCELLANEOUS

         Section 12.01. Notices and Addresses. All notices provided to be given under this agreement shall be given by certified mail or registered mail, addressed to the property party, at the following addresses:

                  Lessor:  GREENWOOD ICC REALTY, LLC
                           1155 W. Third Street
                           Bloomington, Indiana 47403

                  Lessee:  FIRST STATE BANK
                           1266 N. Madison
                           Greenwood, Indiana 46142

         Section 12.02. Parties Bound. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns when permitted by this agreement.

         Section 12.03. Applicable Law. This agreement shall be construed under and in accordance with the laws of the State of Indiana.

         Section 12.04. Legal Construction. In case any one or more of the provisions contained in this lease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this lease shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         Section 12.05. Sole Agreement of the Parties. This lease constitutes the sold and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter within it.

         Section 12.06. Amendment. No amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof, and duly executed by the parties hereto.

         Section 12.07. Rights and Remedies Cumulative. The rights and remedies provided by this lease are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

         Section 12.08. Waiver of Default. No waiver by the parties hereto of any default or breach of any term, condition, or covenant of this lease shall be deemed to be a waiver of any other breach of the same or any other term, condition, or covenant contained herein.



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         Section 12.09. Attorney's Fees. In the event Lessor or Lessee breaches any of the terms of this agreement whereby the party not in default employs attorneys to protect or enforce its rights hereunder and prevails, then the defaulting party agrees to pay the other party reasonable attorney's fees so incurred by such other party.

         Section 12.10. Excuse. Neither Lessor nor Lessee shall be required to perform any term, condition, or covenant in this lease so long as such performance is delayed or prevented by any acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of the Lessor or Lessee and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part, to prevent or overcome.

         Section 12.11. Exculpation of Lessor. If Lessor shall convey title to the demised premises pursuant to a sale or exchange of property, the Lessor shall be not liable to Lessee or any immediate or remove assignee or successor of Lessee as to any act or omission from and after such conveyance.

         IN WITNESS THEREOF, the undersigned Lessor and Lessee hereto execute this agreement as of the date and year first written above.

"LESSOR"                                     "LESSEE"

GREENWOOD ICC REALTY, LLC                    FIRST STATE BANK


By:        /s/ M. D. Bishop                  By:     /s/ Jerry R. Engle
   -----------------------------------          --------------------------------
Printed Name:    M. D. Bishop                Printed Name: Jerry R. Engle
             -------------------------                    ----------------------
Title:           Manager                     Title:        President and CEO
      --------------------------------             -----------------------------



                          This Instrument Prepared By:
                       Rebecca T. Robbins, Attorney at Law
                         BINGHAM SUMMERS WELSH & SPILMAN
                          320 W. 8th Street, Suite 121
                           Bloomington, Indiana 47404
                                 (812) 332-4577





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                                  EXHIBIT "A"

                     TRADE FIXTURES/LEASEHOLD IMPROVEMENTS

1 Diebold Sequential Switcher for security cameras

1 Diebold Time Lapse VCR for security cameras

1 Diebold Security Monitor

6 Diebold Security Cameras

2 Diebold Audio-Microphone Systems for Drive Thru's

2 Diebold Vacuum Cannister Chutes for Drive Thru's

3 Diebold Cash Guard Safes, measuring @ 3-1/2'W x 6'H x 2-1/2' Deep*

1 NCR (National Safe Corporation) ATM Machine**
         Model #1783-0999-9090 Serial #85-17825979

1 Diebold Cabinet Safe #17423A, measuring @ 3'H x 1'12'W x 1'1/2' Deep

1 National Safe Corporation Safe, measuring @ 3'H x 3"W x 2" Deep
         Model #17-432325, Type TL-15 Chest
         Serial #N-10236-2-717




*Purchased two of these for $750.00.jrc

**Lessor grants permission for Lessee to dispose of this item at Lessee's expense.mdb

                                   EXHIBIT "B"

                                LEGAL DESCRIPTION


Parcel 1:

A part of the Northwest Quarter of Section 29, Township 14 North, Range 4 East, in Johnson County, Indiana, described as follows:

Starting at the Northwest corner of said Northwest Quarter, thence North 88 degrees 46 minutes East and along the North line of said Northwest Quarter
748.80 feet, thence South 14 degrees 40 minutes East 247.40 feet to the place of beginning, thence North 75 degrees 20 minutes East 172.70 feet to the Westerly right of way line of State Road 431, thence South 14 degrees 40 minutes East and along said right of way 180.70 feet, thence South 75 degrees 20 minutes West
215.00 feet, thence North 14 degrees 40 minutes West 156.30 feet, thence North 45 degrees 20 minutes East 48.84 feet to the place of beginning, containing in all 38,333 square feet or 0.88 acres, more or less.

Parcel 2:

Non-Exclusive easement for ingress and egress as set out in Declaration of Greenwood Center and Wayne Enterprises Incorporated of Reciprocal Easements, by instrument recorded July 24, 1974 in Deed Record 201, page 817.